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                                                                   EXHIBIT 21.1

                   LIST OF SUBSIDIARIES AS OF APRIL 10, 2001

   As of April 10, 2001, our listing of subsidiaries is as follows:

   Barbeques Galore Limited
   whose controlled entities are:
     Barbeques Galore (Aust) Pty Limited
     whose controlled entities are:
               Galore Pty Limited
               The Galore Group (International) Pty Limited whole controlled entity is:
                     The Galore Group (U.S.A.), Inc.
                     whose controlled entities are:
                           Barbeques Galore, Inc.
                           Barbeques Galore Online, Inc., (formerly Pool Patio 'N Things, Inc.)
     Barbeques Galore Services Pty Limited
     whose controlled entities are:
               Cook-on-Gas Products (Australia) Pty Limited whose controlled entities are:
                     Bosmana Pty Limited
                     Cougar Leisure Products Pty Limited
               G.L.G. Australia Pty Limited
               whose controlled entities are:
                     Australian Enamellers Pty Limited
                     Douglas Manufacturing Pty Limited
                     Park-Tec Engineering Pty Limited
               Pricotech Leisure Brands Pty Limited
               Redgun Pty Limited
     Galore Group Nominees Pty Limited
     Vilbrent Pty Limited

   (a): All the abovementioned subsidiaries are incorporated in Australia with the exception of:
            The Galore Group (U.S.A.), Inc;
            Barbeques Galore, Inc; and
            Barbeques Galore Online, Inc., (formerly Pool Patio 'N Things,
            Inc.)
      which are incorporated in the United States of America.

   (b): All the abovementioned subsidiaries have ordinary shares as issued share capital and are 100% owned.